Exhibit 3.61

CERTIFICATE OF INCORPORATION
of
AMERICAN MEDICAL RESPONSE, INC.

ARTICLE I

The name of this corporation is American Medical Response, Inc.

ARTICLE II

The registered office of this corporation in the State of Delaware is located at 1013 Centre Road, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is Corporation Service Company.

ARTICLE III

The purpose of this corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

ARTICLE IV

The total number of shares that the corporation shall have authority to issue is 25,000,000 shares of Common Stock, $.01 par value per share, and 500,000 shares of Preferred Stock, $.01 par value per share. Subject to the limitations prescribed by law and the provisions of this certificate of incorporation, the board of directors of the corporation is authorized to issue the Preferred Stock from time to time in one or more series, each of such series to have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and such qualifications, limitations or restrictions thereof, as shall be determined by the board of directors in a resolution or resolutions providing for the issue of such Preferred Stock. Subject to the powers, preferences and rights of any Preferred Stock, including any aeries thereof, having any preference or priority over, or rights superior to, the Common Stock and except as otherwise provided by law, the holders of the Common Stock shall have and possess all powers and voting and other rights pertaining to the stock of this corporation and each share of Common Stack shall be entitled to one vote.

ARTICLE V

The name and mailing address of the incorporator is: Dominic J. Puopolo, 67 Batterymarch Street, Boston, MA 02110.

ARTICLE VI

Except as provided to the contrary in the provisions establishing a class or series of stock, the amount of the authorized stock of this corporation of any class or classes may be increased or decreased by the affirmative vote of the holders of a majority of the stock of this corporation entitled to vote.

ARTICLE VII

The election of directors need not be by ballot unless the by-laws shall so require.

ARTICLE VIII

In furtherance and not in limitation of the power conferred upon the board of directors by law, the board of directors shall have power to make, adopt, alter, amend and repeal from time to time by-laws of this corporation, subject to the right of the stockholders entitled to vote with respect thereto to alter and repeal by-laws made by the board of directors.

ARTICLE IX

A director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that exculpation from liability is not permitted under the General Corporation Law of the State of Delaware as in effect at the time such liability is determined. No amendment or repeal of this Article IX shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

ARTICLE X

This corporation shall, to the maximum extent permitted from time to time under the law of the State of Delaware, indemnify and upon request shall advance expenses to any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was or has agreed to be a director or officer of this corporation or while a director or officer is or was serving at the request of this corporation as a director, officer, partner, trustee, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorney’s fees and expenses), judgments, fines, penalties and amounts paid in settlement incurred in connection with the investigation, preparation to defend or defense of such action, suit, proceeding or claim; provided, however, that the foregoing shall not require this corporation to indemnify or advance expenses to any person in connection with any action, suit, proceeding, claim or counterclaim initiated by or on behalf of such person. Such indemnification shall not be exclusive of other indemnification rights arising under any by-law, agreement, vote of directors or stockholders or otherwise and shall inure to the benefit of the heirs and legal representatives of such person. Any person seeking indemnification under this paragraph 10 shall be deemed to have met the standard of conduct required for such indemnification unless the contrary shall be established. Any repeal or modification of the foregoing provisions of this paragraph 10 shall not adversely affect any right or protection of a director or officer of this corporation with respect to any acts or omissions of such director or officer occurring prior to such repeal or modification.

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ARTICLE XI

The books of this corporation may (subject to any statutory requirements) be kept outside the State of Delaware as may be designated by the board of directors or in the by-laws of this corporation.

ARTICLE XII

If at any time this corporation shall have a class of stock registered pursuant to the provisions of the Securities Exchange Act of 1934, for so long as such class is so registered, any action by the stockholders of such class must be taken at an annual or special meeting of stockholders and may not be taken by written consent.

ARTICLE XIII

The Board of Directors of the Corporation, when evaluating any offer of another party (a) to make a tender or exchange offer for any equity security of the Corporation or (b) to effect a Business Combination, as defined in Section 203 of The Delaware General Corporation Law, shall, in connection with the exercise of its judgment in determining what is in the best interests of the Corporation as a whole, be authorized to give due consideration to any such factors as the Board of Directors determines to be relevant, including, without limitation:

(i)            the interests of the Corporation’s stockholders;

(ii)           whether the proposed transaction might violate federal or state laws;

(iii)          not only the consideration being offered in the proposed transaction, in relation to the then current market price for the outstanding capital stock of the Corporation, but also to the market price for the capital stock of the Corporation over a period of years, the estimated price that might be achieved in a negotiated sale of the Corporation as a whole or in part or through orderly liquidation, the premiums over market price for the securities of other corporations in similar transactions, current political, economic and other factors bearing on securities prices and the Corporation’s financial condition and future prospects; and

(iv)          the social, legal and economic effects upon employees, suppliers, customers and others having similar relationships with the Corporation, and the communities in which the Corporation conducts its business.

In connection with any such evaluation, the Board of Directors is authorized to conduct such investigations and to engage in such legal proceedings as the Board of Directors may determine.

ARTICLE XIV

Notwithstanding any other provisions of this Certificate of Incorporation or the By-laws (and notwithstanding the fact that a lesser percentage may be specified by law, this Certificate of Incorporation or the By-laws of the Corporation), at any time a shareholder vote is required under Subchapters IX or X of The Delaware General Corporation Law, such vote shall be by the

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affirmative vote of two-thirds of the total number of votes of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors.

ARTICLE XV

Notwithstanding any other provisions of this certificate of Incorporation or the By-laws (and notwithstanding the fact that a lesser percentage may be specified by law, this Certificate of Incorporation or the By-Laws of the Corporation), the affirmative vote of two-thirds of the total number of votes of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors shall be required to amend or repeal, or to adopt any provision inconsistent with the purpose or intent of, Article XIV or this Article XV of this Certificate of Incorporation.

THE UNDERSIGNED, the sole incorporator named above, hereby certifies that the facts stated above are true as of this 2nd day of June, 1992.

/s/ Dominic J. Puopolo
Dominic J. Puopolo
Sole Incorporator

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CERTIFICATE OF OWNERSHIP AND MERGER

OF

AMERICAN MEDICAL RESPONSE, INC.

(a Massachusetts corporation)

INTO

AMERICAN MEDICAL RESPONSE, INC.

(a Delaware corporation)

(Under Section 253 of the General Corporation Law of the State of Delaware)

American Medical Response, Inc. a Massachusetts corporation (“Parent”) hereby certifies that:

1.                                       American Medical Response, Inc., a Delaware corporation (“Subsidiary”) was organized pursuant to the provisions of the General Corporation Law of the State of Delaware, on the 2nd of June, 1992.

2.                                       100% of the outstanding shares of capital stock of subsidiary is owned by Parent.

3.                                       The Agreement and Plan of Merger, dated as of June 5, 1992, between Parent and Subsidiary (the “Merger Agreement”) has been approved, adopted, certified, executed and acknowledged by the stockholders of Parent in accordance with the requirements of emotions 78 and 79 of the Business Corporation Law of the Commonwealth of Massachusetts.

4.                                       The Board of Directors of Parent, by written consent dated on the 5th day of June, 1992, determined to merge the corporation into Subsidiary, and did adopt the following resolution:

RESOLVED  That, subject to shareholder approval, the Agreement and Plan of Merger (the “Merger Agreements”) between the Company and American Medical Response, Inc., a Delaware corporation (“American Medical Response (Delaware)”), pursuant to which the Company is to be merged into American Medical Response (Delaware) be, and it hereby is, authorized, approved and adopted, in substantially the form presented to the directors and that, pursuant to said Merger Agreement, the Company shall merge with and into American Medical Response (Delaware) and that upon the merger of the Company with and into American Medical Response (Delaware), shares of common stock or the Company shall be converted into shares of common stock of American Medical Response (Delaware) in the ratio of 2928.71:1 and the holders or such shares shall have no further claims of any kind or nature, and American Medical

Response (Delaware) shall issue said shares on a pro rata basis.

5.                                       The surviving corporation shall be Subsidiary and shall retain the name American Medical Response, Inc.

6.                                       The Certificate of Incorporation of Subsidiary shall be the Certificate of Incorporation of the surviving corporation.

7.                                       The executed Merger Agreement is on file at the principal place of business of Subsidiary, the surviving corporation, at 67 Batterymarch Street, Boston, MA 02110.

8.                                       A copy of the Merger Agreement will be furnished by the surviving corporation, on request and without cost, to any stockholder of Parent or Subsidiary.

IN WITNESS WHEREOF, American Medical Response, Inc., a Massachusetts corporation, has caused this certificate to be signed by Paul M. Verrochi, its President, and attested by Keith F. Higgins, its Assistant Clerk, on the 5th day of June, 1992.

AMERICAN MEDICAL RESPONSE, INC.

		By:	/s/ Paul M. Verrochi
Paul M. Verrochi
President

ATTEST:

By:	/s/ Keith F. Higgins
Keith F. Higgins
Assistant Clerk

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CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

AMERICAN MEDICAL RESPONSE, INC.

American Medical Response, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of this Corporation has adopted the following resolutions by unanimous written consent:

RESOLVED:  That the Certificate of Incorporation of the Company be amended to increase the number of authorized shares of Common Stock, $.01 par value, from 25 million to 75 million, that such amendment is hereby declared advisable and that a special meeting of stockholders be held on March 26, 1996 for the consideration of such amendment by the stockholders of the Company entitled to vote thereon and that the Record Date for such meeting be set for February 12, 1996.

RESOLVED:  That following stockholder approval of the foregoing amendment the Certificate of Incorporation of this Company be amended by changing the Article thereof number “Article IV” so that, as amended, the first sentence of said Article shall be and read as follows:

“The total number of shares that the corporation shall have authority to issue is 75,000,000 shares of Common Stock, $.01 par value per share, and 500,000 shares of Preferred Stock, $.01 par value per share”;

and that each of the President, any Vice President, the Treasurer and Secretary of the Company at the time in office be, and they are, and each of them acting singly is, authorized, in the name and on behalf of the Company, to take all necessary actions in executing and filing such amendment with the Delaware Secretary of State, the filing of such amendment to be conclusive evidence that the same has been authorized and approved by the Board of Directors of this Company.

SECOND: That said amendment has been consented to and authorized and adopted by the holders of a majority of the issued and outstanding stock of this Corporation entitled to vote in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, this Corporation has caused this Certificate to be signed by a duly authorized officer this 30 day of March, 1996.

AMERICAN MEDICAL RESPONSE, INC.

By	/s/ William George
William George
Vice President and General Counsel

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CERTIFICATE OF CHANGE OF REGISTERED AGENT

AND

REGISTERED OFFICE

* * * * *

American Medical Response, Inc.                           , a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

The present registered agent of the corporation is Corporation Service Company and the present registered office of the corporation is in the county of New Castle.

The Board of Directors of American Medical Response, Inc. adopted the following resolution on the 1st day of September, 1996.

Resolved, that the registered office of 1013 Centre Rd., Wilmington, DE 19805, in the state of Delaware be and it hereby is changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the authorization of the present registered agent of this corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.

IN WITNESS WHEREOF, American Medical Response, Inc. has caused this statement to be signed by William George, its Vice President,* this 1st day of September, 1996.

/s/ William George
William George, Vice President
(Title)

*              Any authorized officer or the chairman or Vice-Chairman of the Board of Directors may execute this certificate.

CERTIFICATE OF OWNERSHIP AND MERGER

MERGING MEDTRANS ACQUISITION CO.

INTO AMERICAN MEDICAL RESPONSE, INC.

MedTrans Acquisition Co., a corporation organized and existing under the laws of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: That this Corporation was incorporated on the 6th day of January, 1997, pursuant to the General Corporation Law of the State of Delaware, the provisions of which permit the merger of a parent corporation organized and existing under the laws of said State into a subsidiary corporation organized and existing under the laws of said State.

SECOND: That this Corporation owns at least ninety percent (90%) of the outstanding shares of the common stock, $ .01 par value per share, of American Medical Response, Inc., a corporation incorporated on the 6th day of June, 1992, pursuant to the General Corporation Law of the State of Delaware, and having no class of stock outstanding other than said common stock.

THIRD: That this Corporation, by the following resolutions of its Board of Directors, duly adopted by the unanimous written consent of the members thereof, filed with the minutes of the Board, pursuant to Section 141(f) of the Delaware General Corporation Law on February 25, 1997, determined to, and effective upon the filing of this Certificate of Ownership and Merger with the Secretary of State of the State of Delaware does, merge into said American Medical Response, Inc.:

WHEREAS, this Corporation is the legal and beneficial owner of at least ninety percent (90%) of the outstanding shares of common stock, $.01 par value per share (“Common Stock”), of American Medical Response, Inc., a Delaware corporation; and

WHEREAS, said Common Stock is the only issued and outstanding class of stock of American Medical Response, Inc.; and

WHEREAS, this Corporation desires to merge itself into American Medical Response, Inc. pursuant to the provisions of Section 253 of the Delaware General Corporation Law;

NOW, THEREFORE, BE IT RESOLVED, that effective upon the filing of an appropriate Certificate of Ownership and Merger embodying these resolutions with the Secretary of State of Delaware (but subject to the approval of the sole stockholder of this Corporation) this Corporation merge and it hereby does merge itself into American Medical Response, Inc., which will assume all of the obligations of this Corporation; and

RESOLVED, that the terms and conditions of the merger are as follows: Upon the proposed merger becoming effective, each outstanding share of Common Stock held of record by stockholders other than this Corporation shall cease to be outstanding, and such stockholders of record shall be entitled to receive from American Medical Response, Inc., as the surviving corporation in the merger, the sum of $40.00, in cash for each such share upon surrender to The

First National Bank of Boston, which is hereby appointed paying agent for such purpose, of their certificates formerly representing ownership of Common Stock; each outstanding share of Common Stock owned of record by the Corporation (including for this purpose any shares owned by the sole stockholder of this Corporation) shall cease to be outstanding, without any payment being made in respect thereof; and each share of Common Stock of this Corporation shall be converted into 1 share of Common Stock, $.01 par value per share, of American Medical Response, Inc., certificates for which shall be issued to the sole stockholder of this Corporation upon surrender to American Medical Response, Inc. of such stockholder’s certificates formerly representing such shares of Common Stock of this Corporation; and

RESOLVED, that immediately following the merger, the first sentence of Article IV of the Certificate of Incorporation of American Medical Response, Inc. be amended to read as follows:

“The total number of shares of stock which the corporation shall have the authority to issue is Three Thousand (3,000) shares of Common Stock, $.01 par value.”

RESOLVED, that the proposed merger be submitted to the sole stockholder of this Corporation and that upon receiving the unanimous written consent of such stockholder the proposed merger shall be approved; and

RESOLVED, that American Medical Response, Inc., as the surviving corporation in the merger, shall notify each stockholder of record of said American Medical Response, Inc. within ten days after the effective date of the merger that the merger has become effective; and

RESOLVED, that the President or any Vice President of this Corporation be and each hereby is authorized to make and execute, and the Secretary or any Assistant Secretary be and each hereby is authorized to attest, a Certificate of Ownership and Merger setting forth a copy of these resolutions providing for the merger of this Corporation into American Medical Response, Inc., and the date of adoption hereof, and to cause the same to be filed with the Secretary of State and a certified copy recorded in the office of the Recorder of Deeds of each county in which it is required to be filed and to do all acts and things, whatsoever, whether within or without the State of Delaware, which may be in any way necessary or appropriate to effect such merger.

FOURTH: That the merger has been approved by the holder of all of the outstanding stock of this Corporation entitled to vote thereof by unanimous written consent without a meeting in accordance with Section 228 of the Delaware General Corporation law.

IN WITNESS WHEREOF, said MedTrans Acquisition Co. has caused this Certificate to be signed by Ivan R. Cairns, its authorized officer, this 25th day of February, 1997.

MEDTRANS ACQUISITION CO.

By:	/s/ Ivan R. Cairns
Name:	Ivan R. Cairns
Title:	Senior Vice President

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CERTIFICATE OF OWNERSHIP AND MERGER

MERGING

CARELINE, INC.

INTO

AMERICAN MEDICAL RESPONSE, INC.

Careline, Inc., a corporation organized and existing under the laws of the state of Delaware,

DOES HEREBY CERTIFY:

FIRST: That this Corporation was incorporated on the 17th day of July, 1995, pursuant to the General Corporation Law of the State of Delaware, the provisions of which permit the merger of a parent corporation organized and existing under the laws of said State into a subsidiary corporation organized and existing under the laws of said state.

SECOND: That this Corporation owns at least ninety percent (90%) of the outstanding shares of the common stock, $.01 par value per share, of American Medical Response, Inc., a corporation incorporated on the 2nd day of June, 1992, pursuant to the General Corporation Law of the State of Delaware, and having no class outstanding other than said common stock.

THIRD: That this Corporation, by the following resolutions of its sole director, duly adopted by written consent thereof, filed with the minutes of the meetings, pursuant to Section 141(f) of the Delaware General Corporation Law on August 25, 1999, determined to, and effective upon the filing of this Certificate of Ownership and Merger with the Secretary of State of the State of Delaware does, merge into said American Medical Response, Inc.:

WHEREAS, that this Corporation is the legal and beneficial owner of at least ninety percent (90%) of the outstanding shares of common stock, $.01 par value per share (“Common Stock”), of American Medical Response, Inc., a Delaware corporation; and

WHEREAS, said Common Stock is the only issued and outstanding class of stock of American Medical Response, Inc.; and

WHEREAS, this Corporation desires to merge itself into American Medical Response, Inc. pursuant to the provisions of Section 253 of the Delaware General Corporation Law;

NOW, THEREFORE, BE IT RESOLVED: that effective upon the filing of an appropriate Certificate of Ownership and Merger embodying these resolutions with the Secretary of State of Delaware (but subject to the approval of the sole stockholder of this Corporation) this Corporation merge and it hereby does merge itself into American Medical Response, Inc. which will assume all of the obligations of this Corporation; and

RESOLVED, that the terms and conditions of the merger are as follows:

a.                                       Caroline, Inc., which is a business corporation of the State of Delaware and is the parent corporation and the owner of all of the outstanding shares of American Medical Response, Inc., which is a business corporation of the State of Delaware and the subsidiary corporation, hereby merges itself into American Medical Response, Inc. pursuant to the provisions of the laws of the State of Delaware.

b.                                      The separate existence of this Corporation shall cease at the effective time and date of the merger and American Medical Response, Inc. shall continue its existence as the surviving corporation pursuant to the provisions of the laws of the State of Delaware.

c.                                       The issued shares of this Corporation immediately prior to the effective time and date of the merger shall not be converted in any manner, but each said share which is issued at the effective time and date of the merger shall be surrendered and extinguished.

d.                                      The sole director and the proper officers of American Medical Response, Inc. are hereby authorized, empowered, and directed to do any and all acts and things, and to make, execute, deliver, file, and/or record any and all instruments, papers, and documents which shall be or become necessary, proper or convenient to carry out or put into effect any of the provisions of this Certificate of Ownership and Merger.

RESOLVED, that the proposed merger be submitted to the sole stockholder of this Corporation and that upon receiving the unanimous written consent of such stockholder the proposed merger shall be approved; and

RESOLVED, that American Medical Response, Inc. as the surviving corporation in the merger, shall notify the stockholder of record of said American Medical Response, Inc. within ten days after the effective date of the merger that the merger has become effective; and

RESOLVED, that the President or any Vice President of this Corporation, be and each hereby is authorized to make and execute, and the Secretary or any Assistant Secretary be and each hereby is authorized to attest, a Certificate of Ownership and Merger setting forth a copy of these resolutions providing for the merger of this Corporation into American Medical Response, Inc. and the date of adoption hereof, and to cause the same to be filed with the Secretary of State and to do all acts and things, whatsoever, whether within or without the State of Delaware, which may be in any way necessary or appropriate to effect such merger.

FOURTH: That the merger has been approved by the holders of all of the outstanding stock of this Corporation entitled to vote thereof by unanimous written consent without a meeting in accordance with Section 228 of the Delaware General Corporation law.

FIFTH: Anything herein or elsewhere to the contrary notwithstanding, this merger may be amended or terminated and abandoned by the Board of Directors of this Corporation at any time prior to the time that this merger filed with the Secretary of State becomes effective.

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IN WITNESS WHEREOF, the undersigned, being the Vice President of Careline, Inc., has executed this Certificate and hereby affirms under the penalties of perjury that its contents are true as of this 25 day of August, 1999.

By	/s/ Joshua T. Gaines
Vice President
(Title)

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CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE

AND OF REGISTERED AGENT

OF

AMERICAN MEDICAL RESPONSE, INC.

It is hereby certified that:

1.             The name of the corporation (hereinafter called the “corporation”) is:

AMERICAN MEDICAL RESPONSE, INC.

2.             The registered office of the corporation within the State of Delaware is hereby changed to 2711 Centerville Road, Suite 400, City of Wilmington 19808, County of New Castle.

3.             The registered agent of the corporation within the State of Delaware is hereby changed to Corporation Service Company, the business office of which is identical with the registered office of the corporation as hereby changed.

4.             The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on Feb 10, 2006

/s/ Randy Owen
Name: Randy Owen
Title: Chief Financial Officer & VP

CERTIFICATE OF OWNERSHIP
MERGING
COSTELLO ACQUISITION COMPANY, INC.
INTO
AMERICAN MEDICAL RESPONSE, INC.

(Pursuant to Section 253 of the General Corporation Law of Delaware)

American Medical Response, Inc., a corporation incorporated on the 2nd day of June, 1992, pursuant to the provisions of the General Corporation Law of the State of Delaware;

DOES HEREBY CERTIFY that this corporation owns 90% of the capital stock of Costello Acquisition Company, Inc., a corporation incorporated on the 30th day of May, 2007, pursuant to the provisions of the General Corporation Law of the State of Delaware and that this corporation, by a resolution of its Board of Directors duly adopted by written consent on the 20th day of July, 2007, determined to and did merge into itself said Costello Acquisition Company, Inc. which resolution is in the following words to wit:

WHEREAS, this corporation lawfully owns 90% of the outstanding stock of Costello Acquisition Company, Inc., a corporation organized and exiting under the laws of Delaware, and

WHEREAS, this corporation desires to merge into itself the said Costello Acquisition Company, Inc., and to be possessed of all the estate, property, rights, privileges and franchises of said corporation,

NOW, THEREFORE, BE IT RESOLVED, that this corporation merge into itself said Costello Acquisition Company, Inc. and assumes all of its liabilities and obligations, and

FURTHER RESOLVED, that an authorized officer of this corporation be and he is hereby directed to make and execute a certificate of ownership setting forth a copy of the resolution to merge said Costello Acquisition Company, Inc. and assume its liabilities and obligations, and the date of adoption thereof, and to file the same in the office of the Secretary of the State of Delaware; and

FURTHER RESOLVED, that the officers of this corporation be and they hereby are authorized and directed to do all acts and things whatsoever, whether within or without the State of Delaware; which may be in any way necessary or proper to effect said merger.

IN WITNESS WHEREOF, the demigod has signed this Certificate of Ownership this 20th day of July, 2007.

AMERICAN MEDICAL RESPONSE, INC.

By:	/s/ William A. Sanger,
William A. Sanger, Chief Executive Officer